UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 16, 2017

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 258-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01.	Changes in Registrant’s Certifying Accountant

On September 20, 2017, Concurrent Computer Corporation (the “Company”) delivered requests for proposals to accounting firms, including the Company’s current independent registered accountant, Deloitte & Touche LLP (“Deloitte”), for the provision of auditing services to the Company beginning on January 1, 2018. On October 16, 2017, Deloitte informed the Company that it would not be submitting a proposal for providing future audit services to the Company. In addition, Deloitte informed the Company that it would decline to stand for reappointment as the Company’s independent registered public accountant at the Company’s previously announced October 25, 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Deloitte has informed the Company that it will continue to perform services for the Company in connection with the fiscal quarter ended September 30, 2017 and the filing by the Company of a definitive proxy statement relating to the recently announced Asset Purchase Agreement, dated as of October 13, 2017, by and between the Company, as seller, and Vecima Networks Inc., as purchaser.

As a result of the foregoing, the Company has removed the ratification of the appointment of Deloitte as the Company’s independent registered accountants for the fiscal year ending June 30, 2018 from the Annual Meeting agenda published on October 2, 2017. The Company anticipates selecting a new independent registered accountant in November or December, 2017.

None of Deloitte’s audit reports on the Company’s financial statements for the two fiscal years ended June 30, 2016 or June 30, 2017 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, at no point during the two fiscal years ended June 30, 2016 or June 30, 2017 were there any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. As previously disclosed in Item 9A of the Company’s Form 10-K filed on August 30, 2016 for the fiscal year ended June 30, 2016, we identified one material weakness in internal control over financial reporting in the first quarter of our 2016 fiscal year relating to the grant of 120,000 restricted stock awards to our president and CEO upon his commencement of employment in November 2014. Because the grant was determined to be non-compliant under the terms of the 2011 Stock Incentive Plan under which it was granted, in October 2015, the grant was retroactively rescinded as of the date it was granted. No other “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K have occurred during the two prior fiscal years.

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission

* SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2017

CONCURRENT COMPUTER CORPORATION

(Registrant)

By:	/s/ Warren Sutherland
Warren Sutherland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission